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                                                                       EXHIBIT 5



                                July 29, 1998



Handleman Company
500 Kirts Blvd.
Troy, Michigan 48084

Gentlemen:

    We have represented Handleman Company, a Michigan corporation (the "Company"), in connection with the preparation and filing of a Registration Statement on Form S-3 (the "Registration Statement") for the registration under the Securities Act of 1933, as amended (the "Securities Act"), of a maximum of 963,904 shares of common stock of the Company (the "Common Stock").

    Based upon our examination of such documents and other matters as we deem relevant, it is our opinion that, when the applicable provisions of the Securities Act and such "blue sky" or other securities laws as may be applicable have been complied with:

    (1) The shares of Common Stock covered by the Registration Statement and to be issued and sold by the Company to the Selling Shareholders (as described in the Registration Statement under the caption "Selling Shareholders") pursuant to their exercise of Warrants have been duly authorized and, when issued and sold by the Company pursuant to the exercise of the Warrants, will be validly issued, fully paid and non-assessable.

    (2) The shares of Common Stock covered by the Registration Statement heretofore issued and outstanding and to be sold by the Selling Shareholders (as described in the Registration Statement uder the caption "Selling Shareholders") have been duly authorized and validly issued and are fully paid and non-assessable.

    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus included in the Registration Statement. In giving such consent, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                                               Very truly yours,



                                               HONIGMAN MILLER SCHWARTZ AND COHN